345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Troy Kirkpatrick	David DeMartino
614-284-1926	646-531-6115
troy.kirkpatrick@zimmerbiomet.com	david.demartino@zimmerbiomet.com

Kirsten Fallon	Zach Weiner
781-779-5561	908-591-6955
kirsten.fallon@zimmerbiomet.com	zach.weiner@zimmerbiomet.com

Zimmer Biomet Announces

Second Quarter 2026 Financial Results

•
Second quarter net sales of $2.177 billion increased 4.8% on a reported basis, 4.7% on a constant currency1 basis and 4.0% on an organic constant currency1 basis
•
Second quarter diluted earnings per share were $1.03, an increase of 33.8%; adjusted1 diluted earnings per share were $2.07, consistent with the prior year period
•
Company updates full-year 2026 financial guidance

(WARSAW, IN) August 5, 2026 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended June 30, 2026. The Company reported second quarter net sales of $2.177 billion, an increase of 4.8% over the prior year period, an increase of 4.7% on a constant currency1 basis and an increase of 4.0% on an organic constant currency1 basis. Net earnings for the second quarter were $198.3 million, or $399.6 million on an adjusted1 basis.

Diluted earnings per share were $1.03 for the second quarter, an increase of 33.8%, and adjusted1 diluted earnings per share were $2.07, consistent with the prior year period. Zimmer Biomet generated $447.9 million in operating cash flow and $308.3 million of free cash flow1 in the second quarter.

1 Reconciliations of these measures to the corresponding U.S. generally accepted accounting principles measures are included in this press release.

"We delivered strong second quarter results with solid top- and bottom-line performance and continued progress on our key growth drivers and commercial transformation,” said Ivan Tornos, Chairman, President and CEO of Zimmer Biomet. “With a strong first half, healthy underlying markets, go-to-market changes progressing as planned and continued momentum from our innovation cycle, we are raising our revenue and adjusted EPS guidance for the year. Importantly, we continue to advance our strategic priorities and remain confident our efforts will strengthen our business, build the boldest leader in MedTech, and better position Zimmer Biomet to deliver consistent, durable growth over the long term."

Recent Highlights

•
Announced increase to share repurchase expectations of up to $1 billion of its common stock during fiscal year 2026.
•
Received U.S. FDA 510(k) clearance and completed first cases of the next generation ROSA® Shoulder System, the first in the industry to support both glenoid and humeral bone preparation for anatomic and reverse techniques.
•
Recognized as “Best Healthcare Robotics Solution” in 2026 MedTech Breakthrough Awards ROSA® Knee with OptimiZe™.
•
Named Chintan Desai president of the company's Asia Pacific Region to replace Sang Yi, who will depart the company on Aug. 28.
•
Named to TIME’s 2026 list of America’s Best Companies, demonstrating excellence across employee satisfaction, financial results and sustainability transparency.
•
Issued 2025 Sustainability Report, highlighting meaningful progress reducing the company’s environmental footprint, strengthening communities and expanding access to care.
•
Zimmer Biomet Institute held its inaugural Sharpening Your Edge immersive, hands-on bioskills training experience, designed to deliver immediate, practice-ready impact to early career surgeons.

Geographic and Product Category Sales

The following sales tables provide results by geography and product category for the three and six-month periods ended June 30, 2026, as well as the percentage change compared to the prior year periods, on both a reported basis and a constant currency basis. Percentage change is also presented on an organic constant currency basis to exclude the impact on net sales from the April 2025 acquisition of Paragon 28, Inc. ("Paragon 28").

NET SALES - THREE MONTHS ENDED JUNE 30, 2026
(in millions, unaudited)

				Organic
			Constant	Constant
	Net		Currency	Currency
	Sales	% Change	% Change	% Change
Geographic Results
United States	$1,239.9	5.6%	5.6%	4.6%
International	937.0	3.7	3.5	3.1
Total	$2,177.0	4.8%	4.7%	4.0%
Product Categories
Knees
United States	$455.0	1.4%	1.4%	1.4%
International	374.0	(0.9)	(1.5)	(1.5)
Total	828.9	0.4	0.1	0.1
Hips
United States	288.5	5.9	5.9	5.9
International	274.1	4.0	4.2	4.2
Total	562.7	5.0	5.1	5.1
S.E.T. *	586.0	6.4	6.2	3.4
Technology & Data, Bone Cement and Surgical	199.4	21.1	21.5	21.5
Total	$2,177.0	4.8%	4.7%	4.0%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

NET SALES - SIX MONTHS ENDED JUNE 30, 2026
(in millions, unaudited)

				Organic
			Constant	Constant
	Net		Currency	Currency
	Sales	% Change	% Change	% Change
Geographic Results
United States	$2,449.3	7.1%	7.1%	3.9%
International	1,814.4	6.8	3.8	2.8
Total	$4,263.7	7.0%	5.7%	3.4%
Product Categories
Knees
United States	$924.1	1.8%	1.8%	1.8%
International	733.4	3.1	(0.2)	(0.2)
Total	1,657.5	2.4	0.9	0.9
Hips
United States	566.1	5.5	5.5	5.5
International	520.7	5.2	2.7	2.7
Total	1,086.8	5.3	4.2	4.2
S.E.T. *	1,148.2	12.5	11.3	2.6
Technology & Data, Bone Cement and Surgical	371.2	18.0	16.8	16.8
Total	$4,263.7	7.0%	5.7%	3.4%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

Amounts reported in millions are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Percentages presented are calculated from the underlying unrounded amounts.

Financial Guidance

The Company is updating its full-year 2026 financial guidance as follows:

Projected Year Ending December 31, 2026
	Previous Guidance	Updated Guidance
2026 Reported Revenue Change	2.5% - 4.5%	3.9% - 4.9%
Foreign Currency Exchange Impact	+0.5%	+0.5%
2026 Constant Currency Revenue Change	2.0% - 4.0%	3.4% - 4.4%
2026 Organic Constant Currency Revenue Change(1)	1.0% - 3.0%	2.25% - 3.25%
Adjusted Diluted EPS(2)	$8.40 - $8.55	$8.47 - $8.59

(1)	Excludes the impact of the Paragon 28 acquisition through the one-year anniversary of the acquisition date, which is estimated to be approximately 110bps.
(2)

This measure is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures” below, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Conference Call

The Company will conduct its second quarter 2026 investor conference call today, August 5, 2026, at 8:30 a.m. ET. The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

About the Company

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow on LinkedIn at www.linkedin.com/company/zimmerbiomet or X / Twitter at www.x.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release and our commentary in our investor conference call today include non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Net sales change information for the three and six-month periods ended June 30, 2026 is presented on a GAAP (reported) basis and on a constant currency basis. Net sales change for these periods is also presented on an organic constant currency basis to exclude the impact on net sales from the April 2025 acquisition of Paragon 28. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases. Projected revenue change information for the year ending December 31, 2026, is also presented on an organic constant currency basis. In addition to excluding the projected effects of foreign currency exchange rates, projected 2026 organic constant currency revenue change also excludes the impact on net sales from the April 2025 acquisition of Paragon 28 through the one-year anniversary of the acquisition date in April 2026.

Net earnings and diluted earnings per share for the three and six-month periods ended June 30, 2026 and 2025 are presented on a GAAP (reported) basis and on an adjusted basis. These adjusted financial measures exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in the press release.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures. In addition, constant currency revenue change, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release and our commentary in our investor conference call today also include certain forward-looking non-GAAP financial measures for the year ending December 31, 2026. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, we exclude the impact of restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; and certain legal and tax matters. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures (other than projected 2026 organic constant currency revenue change) to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management's plans may change. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding financial guidance, statements regarding macro pressures, including the impact of such pressures on our business, and any statements about our forecasts, expectations, plans, intentions, commitments, strategies or prospects. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: competition; pricing pressures; dependence on new product development, technological advances and innovation; changes in customer demand for our products and services caused by demographic changes, obsolescence, development of different therapies or other factors; our ability to attract, retain, develop and maintain adequate succession plans for the highly skilled employees, senior management, independent agents and distributors we need to support our business; the transformation of our sales and distribution network in the U.S. and other markets; shifts in the product category or regional sales mix of our products and services; the risks and uncertainties related to our ability to successfully execute our restructuring plans; the risks and uncertainties relating to our ability to successfully execute on our product portfolio rationalization plans; control of costs and expenses; risks related to the ability to realize the anticipated benefits of our acquisitions, including the possibility that the expected benefits from such transactions will not be realized or will not be realized within the expected time period; the risk that acquired businesses will not be integrated successfully; the effects of business disruptions affecting us, our suppliers, customers or payors, either alone or in combination with other risks on our business and operations; the risks and uncertainties related to our ability to successfully integrate the operations, products, service providers, agents, employees, sales representatives and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; unplanned delays, disruptions and expenses attributable to our enterprise resource planning and other system updates; the ability to form and implement alliances; dependence on a limited number of suppliers for key raw materials and other inputs and for outsourced activities; the risk of disruptions in the supply of materials and components used in manufacturing or sterilizing our products; breaches or failures of our (or of our business partners’ or other third parties’) information technology systems or products, including by cyberattack, unauthorized access or theft; the outcome of government investigations; the impact of healthcare reform and cost containment measures, including efforts sponsored by government agencies, legislative bodies, the private sector and healthcare purchasing organizations, through reductions in reimbursement levels, repayment demands and otherwise; the effects of natural disasters, or of legal, regulatory or market measures to address natural disasters; the effects of our commitments, goals and disclosures relating to corporate responsibility matters; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; changes in tax obligations arising from examinations by tax authorities and from changes in tax laws in jurisdictions where we do business, including as a result of the

“base erosion and profit shifting” project undertaken by the Organisation for Economic Co-operation and Development and otherwise; challenges to the tax-free nature of the ZimVie Inc. spinoff transaction and the subsequent liquidation of our retained interest in ZimVie Inc.; the risk of additional tax liability due to the recategorization of our independent agents and distributors to employees; changes in tariffs relating to imports to the U.S. and other countries; the risk that material impairment of the carrying value of our intangible assets, including goodwill, could negatively affect our operating results; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; changes in general industry and market conditions, including domestic and international growth, inflation and currency exchange rates; the domestic and international business impact of political, social and economic instability, tariffs, trade restrictions and embargoes, sanctions, wars, disputes and other conflicts, including on our ability to operate in, export from or collect accounts receivable in affected countries; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (“FDA”) and other government regulators relating to medical products, healthcare fraud and abuse laws and data privacy and cybersecurity laws; the success of our quality and operational excellence initiatives; the ability to remediate matters identified in inspectional observations issued by the FDA and other regulators, while continuing to satisfy the demand for our products; product liability, intellectual property and commercial litigation losses; and the ability to obtain and maintain adequate intellectual property protection. A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2025, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED JUNE 30, 2026 and 2025
(in millions, except per share amounts, unaudited)

	2026	2025
Net Sales	$2,177.0	$2,077.3
Cost of products sold, excluding intangible asset amortization	635.5	592.2
Intangible asset amortization	163.4	160.6
Research and development	104.8	113.3
Selling, general and administrative	899.3	814.8
Restructuring and other cost reduction initiatives	29.8	17.5
Acquisition, integration, divestiture and related	18.1	78.9
Operating expenses	1,850.9	1,777.3
Operating Profit	326.1	300.0
Other income, net	1.9	3.9
Interest expense, net	(72.9)	(79.3)
Earnings before income taxes	255.1	224.6
Provision for income taxes	55.5	71.2
Net Earnings	199.6	153.4
Less: Net earnings attributable to noncontrolling interest	1.3	0.6
Net Earnings of Zimmer Biomet Holdings, Inc.	$198.3	$152.8

Earnings Per Common Share
Basic	$1.03	$0.77
Diluted	$1.03	$0.77
Weighted Average Common Shares Outstanding
Basic	192.2	197.9
Diluted	192.8	198.3

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2026 and 2025
(in millions, except per share amounts, unaudited)

	2026	2025
Net Sales	$4,263.7	$3,986.4
Cost of products sold, excluding intangible asset amortization	1,211.6	1,142.0
Intangible asset amortization	325.5	311.6
Research and development	208.2	223.9
Selling, general and administrative	1,749.3	1,573.5
Restructuring and other cost reduction initiatives	36.1	53.5
Acquisition, integration, divestiture and related	33.7	89.5
Operating expenses	3,564.4	3,394.0
Operating Profit	699.2	592.3
Other (expense) income, net	(1.1)	6.9
Interest expense, net	(141.7)	(145.5)
Earnings before income taxes	556.4	453.6
Provision for income taxes	118.5	117.6
Net Earnings	437.9	336.0
Less: Net earnings attributable to noncontrolling interest	1.5	1.1
Net Earnings of Zimmer Biomet Holdings, Inc.	$436.5	$334.9

Earnings Per Common Share
Basic	$2.25	$1.69
Diluted	$2.25	$1.68
Weighted Average Common Shares Outstanding
Basic	193.6	198.4
Diluted	194.3	199.0

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	June 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$410.0	$591.9
Receivables, net	1,769.5	1,704.4
Inventories	2,270.3	2,286.4
Other current assets	646.9	537.3
Total current assets	5,096.7	5,119.9
Property, plant and equipment, net	2,236.8	2,207.1
Goodwill	9,919.5	9,947.1
Intangible assets, net	4,461.6	4,717.3
Other assets	1,083.3	1,100.3
Total Assets	$22,797.8	$23,091.7
Liabilities and Stockholders' Equity
Current liabilities	$1,812.0	$1,996.6
Current portion of long-term debt	1,201.5	587.1
Other long-term liabilities	874.3	870.2
Long-term debt	6,277.5	6,932.0
Stockholders' equity	12,632.5	12,705.8
Total Liabilities and Stockholders' Equity	$22,797.8	$23,091.7

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2026 and 2025
(in millions, unaudited)

	2026	2025
Cash flows provided by (used in) operating activities
Net earnings	$437.9	$336.0
Depreciation and amortization	540.8	526.2
Share-based compensation	48.8	40.8
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(80.1)	(132.0)
Receivables	(24.0)	(18.6)
Inventories	(51.4)	(40.2)
Accounts payable and accrued liabilities	(91.0)	40.4
Other assets and liabilities	26.1	8.3
Net cash provided by operating activities	807.2	761.0
Cash flows provided by (used in) investing activities
Additions to instruments	(162.6)	(140.2)
Additions to other property, plant and equipment	(90.5)	(94.7)
Net investment hedge settlements	10.8	3.5
Business combination investments, net of acquired cash	-	(1,226.3)
Acquisition of intangible assets	(101.2)	(32.4)
Other investing activities	(6.3)	(0.3)
Net cash used in investing activities	(349.8)	(1,490.4)
Cash flows provided by (used in) financing activities
Net proceeds on revolving facilities	30.0	220.0
Proceeds from senior notes	-	1,748.1
Redemption of senior notes	-	(863.0)
Dividends paid to stockholders	(93.4)	(95.3)
Proceeds from employee stock compensation plans	12.4	17.1
Business combination contingent consideration payments	(69.2)	(17.4)
Debt issuance costs	(1.3)	(17.3)
Repurchase of common stock	(500.8)	(237.0)
Other financing activities	(17.9)	(16.1)
Net cash (used in) provided by financing activities	(640.3)	739.2
Effect of exchange rates on cash and cash equivalents	1.1	21.6
Change in cash and cash equivalents	(181.9)	31.4
Cash and cash equivalents, beginning of year	591.9	525.5
Cash and cash equivalents, end of period	$410.0	$556.9

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY AND ORGANIC CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	June 30, 2026 vs. 2025
					Organic
		Foreign	Constant	Paragon	Constant
		Exchange	Currency	28	Currency
	% Change	Impact	% Change	Impact	% Change
Geographic Results
United States	5.6%	-%	5.6%	1.0%	4.6%
International	3.7	0.2	3.5	0.4	3.1
Total	4.8%	0.1%	4.7%	0.7%	4.0%
Product Categories
Knees
United States	1.4%	-%	1.4%	-%	1.4%
International	(0.9)	0.6	(1.5)	-	(1.5)
Total	0.4	0.3	0.1	-	0.1
Hips
United States	5.9	-	5.9	-	5.9
International	4.0	(0.2)	4.2	-	4.2
Total	5.0	(0.1)	5.1	-	5.1
S.E.T.	6.4	0.2	6.2	2.8	3.4
Technology & Data, Bone Cement and Surgical	21.1	(0.4)	21.5	-	21.5
Total	4.8%	0.1%	4.7%	0.7%	4.0%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY AND ORGANIC CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Six Months Ended
	June 30, 2026 vs. 2025
					Organic
		Foreign	Constant	Paragon	Constant
		Exchange	Currency	28	Currency
	% Change	Impact	% Change	Impact	% Change
Geographic Results
United States	7.1%	-%	7.1%	3.2%	3.9%
International	6.8	3.0	3.8	1.0	2.8
Total	7.0%	1.3%	5.7%	2.3%	3.4%
Product Categories
Knees
United States	1.8%	-%	1.8%	-%	1.8%
International	3.1	3.3	(0.2)	-	(0.2)
Total	2.4	1.5	0.9	-	0.9
Hips
United States	5.5	-	5.5	-	5.5
International	5.2	2.5	2.7	-	2.7
Total	5.3	1.1	4.2	-	4.2
S.E.T.	12.5	1.2	11.3	8.7	2.6
Technology & Data, Bone Cement and Surgical	18.0	1.2	16.8	-	16.8
Total	7.0%	1.3%	5.7%	2.3%	3.4%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED JUNE 30, 2026 and 2025
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2026
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$635.5	$163.4	$899.3	$29.8	$18.1	$1.9	$55.5	$198.3	$1.03
Inventory and manufacturing-related charges(1)	(6.0)	-	-	-	-	-	0.3	5.7	0.03
Intangible asset amortization(2)	-	(163.4)	-	-	-	-	33.9	129.5	0.67
Restructuring and other cost reduction initiatives(3)	-	-	-	(29.8)	-	-	6.4	23.4	0.12
Acquisition, integration, divestiture and related(4)	-	-	-	-	(18.1)	-	1.7	16.4	0.09
Litigation(5)	-	-	(12.3)	-	-	-	3.1	9.2	0.05
Other charges(6)	-	-	(4.0)	-	-	0.1	1.0	3.1	0.02
Other certain tax adjustments(7)	-	-	-	-	-	-	(14.0)	14.0	0.07
As Adjusted	$629.5	$-	$883.0	$-	$-	$2.0	$87.9	$399.6	$2.07

FOR THE THREE MONTHS ENDED JUNE 30, 2025
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income, net	Interest expense, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$592.2	$160.6	$113.3	$814.8	$17.5	$78.9	$3.9	$(79.3)	$71.2	$152.8	$0.77
Inventory and manufacturing-related charges(1)	(17.0)	-	-	-	-	-	-	-	4.7	12.3	0.06
Intangible asset amortization(2)	-	(160.6)	-	-	-	-	-	-	32.6	128.0	0.65
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(17.5)	-	-	-	3.9	13.6	0.07
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(78.9)	-	-	13.4	65.5	0.33
European Union Medical Device Regulation(8)	-	-	(4.3)	-	-	-	-	-	1.0	3.3	0.02
Other charges(6)	-	-	-	(0.3)	-	-	(0.5)	0.8	0.1	0.5	-
Other certain tax adjustments(7)	-	-	-	-	-	-	-	-	(35.2)	35.2	0.18
As Adjusted	$575.2	$-	$109.0	$814.5	$-	$-	$3.4	$(78.5)	$91.7	$411.2	$2.07

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE SIX MONTHS ENDED JUNE 30, 2026 and 2025
(in millions, except per share amounts, unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2026
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other (expense) income, net		Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$1,211.6	$325.5	$1,749.3	$36.1	$33.7	$(1.1)		$118.5	$436.5	$2.25
Inventory and manufacturing-related charges(1)	(19.3)	-	-	-	-	-		3.9	15.4	0.08
Intangible asset amortization(2)	-	(325.5)	-	-	-	-		68.1	257.4	1.32
Restructuring and other cost reduction initiatives(3)	-	-	-	(36.1)	-	-		7.4	28.7	0.15
Acquisition, integration, divestiture and related(4)	-	-	-	-	(33.7)	-		3.1	30.6	0.16
Litigation(5)	-	-	(12.3)	-	-	-		3.1	9.2	0.05
Other charges(6)	-	-	(4.1)	-	-	0.9	-	1.2	3.8	0.02
Other certain tax adjustments(7)	-	-	-	-	-	-		(27.5)	27.5	0.14
As Adjusted	$1,192.4	$-	$1,732.9	$-	$-	$(0.2)		$177.8	$809.0	$4.16

FOR THE SIX MONTHS ENDED JUNE 30, 2025
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other (expense) income, net	Interest expense, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$1,142.0	$311.6	$223.9	$1,573.5	$53.5	$89.5	$6.9	$(145.5)	$117.6	$334.9	$1.68
Inventory and manufacturing-related charges(1)	(23.2)	-	-	-	-	-	-	-	6.8	16.4	0.08
Intangible asset amortization(2)	-	(311.6)	-	-	-	-	-	-	60.8	250.8	1.26
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(53.5)	-	-	-	11.1	42.4	0.21
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(89.5)	-	-	15.3	74.2	0.37
European Union Medical Device Regulation(8)	-	-	(8.7)	-	-	-	-	-	1.9	6.8	0.04
Other charges(6)	-	-	-	(0.2)	-	-	(0.5)	5.6	2.8	2.5	0.01
Other certain tax adjustments(7)	-	-	-	-	-	-	-	-	(44.3)	44.3	0.22
As Adjusted	$1,118.8	$-	$215.3	$1,573.4	$-	$-	$6.4	$(139.9)	$172.0	$772.3	$3.88

(1)
Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue by 2032, inventory step-up expense, and other inventory and manufacturing-related charges or gains. Inventory step-up expense represents the incremental expense of inventory sold recognized at its fair value after business combination accounting is applied versus the expense that would have been recognized if sold at its cost to manufacture. Since only the inventory that existed at the business combination date was stepped-up to fair value, we believe excluding the incremental expense provides investors useful information as to what our costs may have been if we had not been required to increase the inventory's book value to fair value. The excess and obsolete inventory impacts to product lines we intend to discontinue were income of $3.9 million and expense of $3.0 million in the three-month periods ended June 30, 2026 and 2025, respectively, and were income of $2.6 million and expense of $5.6 million in the six-month periods ended June 30, 2026 and 2025, respectively. Inventory step-up expense was $12.0 million and $7.9 million in the three-month periods ended June 30, 2026 and 2025, respectively, and were $24.0 million and $7.9 million in the six-month periods ended June 30, 2026 and 2025, respectively.
(2)
We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.
(3)
In December 2019, 2021 and 2023, and in February and December 2025, we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and, in the case of the December 2021 program, to prepare for the spinoff of ZimVie Inc. ("ZimVie"). Restructuring and other cost reduction initiatives also include other cost reduction and optimization initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as consulting fees, project management expenses, retention period salaries and benefits and relocation costs.
(4)
The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions, post-separation costs we have incurred related to ZimVie and gains related to a transition services agreement for services we provided to ZimVie and a transition manufacturing and supply agreement for products we supplied to ZimVie for a limited period. The expenses in each of the three and six-month periods ended June 30, 2025, include $43.4 million of compensation expense related to the discretionary accelerated vesting of Paragon 28 unvested restricted stock units as agreed upon as part of the merger agreement. In the three-month periods ended June 30, 2026 and 2025, this line item includes expense of $11.1 million and income of $9.4 million, respectively, related to changes in the estimated fair values of contingent consideration due to updated forecasts of net sales from certain acquisitions. In the six-month periods ended June 30, 2026 and 2025, this line item includes expense of $19.2 million and income of $7.7 million, respectively, related to changes in estimated fair values of contingent consideration.
(5)
We are involved in patent litigation, product liability litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results. The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to certain product liability litigation and claims across multiple districts and countries. Once a litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.
(6)
We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures. These include gains and losses from changes in fair value on our equity investments and impairment of instruments related to certain product lines we intend to discontinue, among other various costs. In addition, in February 2025 we issued senior notes in order to have the necessary cash-on-hand to acquire Paragon 28 once regulatory approval was received. We have excluded from our non-GAAP financial measures the interest on this debt related to the principal amount of the estimated purchase price and acquisition-related costs up through the acquisition date. Interest expense subsequent to the acquisition date has not been excluded.
(7)
Other certain tax adjustments are primarily related to significant and discrete tax adjustments. The primary adjustments include benefits of $13.1 million and $8.2 million in the three-month periods ended June 30, 2026, and 2025, respectively, and benefits of $25.2 million and $16.7 million in the six-month periods ended June 30, 2026, and 2025, respectively, related to Swiss tax reform; and benefits of $26.8 million in each of the three and six-month periods ended June 30, 2025, related to certain unremitted foreign earnings (no impact on 2026 periods).
(8)
The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period was extended until May 2024. A conditional extension of the transition period has been implemented until December 2027 and 2028 depending on the legacy medical device's risk class. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily relate to temporary personnel and third-party professionals necessary to supplement our internal resources. Starting January 1, 2026, we do not expect to incur any significant incremental costs related to these new regulations.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 and 2025
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$447.9	$378.2	$807.2	$761.0
Additions to instruments	(85.4)	(80.5)	(162.6)	(140.2)
Additions to other property, plant and equipment	(54.2)	(50.0)	(90.5)	(94.7)
Free cash flow	$308.3	$247.7	$554.1	$526.1

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN
TO ADJUSTED GROSS PROFIT & MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 and 2025
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Sales	$2,177.0	$2,077.3	$4,263.7	$3,986.4
Cost of products sold, excluding intangible asset amortization	635.5	592.2	1,211.6	1,142.0
Intangible asset amortization	163.4	160.6	325.5	311.6
Gross Profit	$1,378.1	$1,324.5	$2,726.6	$2,532.8

Inventory and manufacturing-related charges	6.0	17.0	19.3	23.2
Intangible asset amortization	163.4	160.6	325.5	311.6
Adjusted gross profit	$1,547.5	$1,502.1	$3,071.4	$2,867.6

Gross margin	63.3%	63.8%	63.9%	63.5%
Inventory and manufacturing-related charges	0.3	0.8	0.5	0.6
Intangible asset amortization	7.5	7.7	7.6	7.8
Adjusted gross margin	71.1%	72.3%	72.0%	71.9%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 and 2025
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating profit	$326.1	$300.0	$699.2	$592.3
Inventory and manufacturing-related charges	6.0	17.0	19.3	23.2
Intangible asset amortization	163.4	160.6	325.5	311.6
Restructuring and other cost reduction initiatives	29.8	17.5	36.1	53.5
Acquisition, integration, divestiture and related	18.1	78.9	33.7	89.5
Litigation	12.3	-	12.3	-
European Union Medical Device Regulation	-	4.3	-	8.7
Other charges	4.0	0.3	4.1	0.2
Adjusted operating profit	$559.7	$578.5	$1,130.2	$1,079.0

Operating profit margin	15.0%	14.4%	16.4%	14.9%
Inventory and manufacturing-related charges	0.3	0.8	0.5	0.6
Intangible asset amortization	7.5	7.7	7.6	7.8
Restructuring and other cost reduction initiatives	1.4	0.8	0.8	1.3
Acquisition, integration, divestiture and related	0.8	3.8	0.8	2.2
Litigation	0.6	-	0.3	-
European Union Medical Device Regulation	-	0.2	-	0.2
Other charges	0.2	-	0.1	-
Adjusted operating profit margin	25.7%	27.8%	26.5%	27.1%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 and 2025
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Effective tax rate	21.8%	31.7%	21.3%	25.9%
Tax effect of adjustments made to earnings before taxes(1)	1.6	2.2	1.6	2.1
Other certain tax adjustments(2)	(5.4)	(15.7)	(4.9)	(9.8)
Adjusted effective tax rate	18.0%	18.2%	18.0%	18.2%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; litigation; European Union Medical Device Regulation; and other charges

(2) Other certain tax adjustments are primarily related to significant and discrete tax adjustments. The primary adjustments include benefits of $13.1 million and $8.2 million in the three-month periods ended June 30, 2026, and 2025, respectively, and benefits of $25.2 million and $16.7 million in the six-month periods ended June 30, 2026, and 2025, respectively, related to Swiss tax reform; and benefits of $26.8 million in each of the three and six-month periods ended June 30, 2025, related to certain unremitted foreign earnings (no impact on 2026 periods).

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF JUNE 30, 2026 and DECEMBER 31, 2025
(in millions, unaudited)

	June 30, 2026	December 31, 2025
Debt, both current and long-term	$7,479.0	$7,519.1
Cash and cash equivalents	(410.0)	(591.9)
Net debt	$7,069.0	$6,927.2